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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4/S-3 No. 333-56319) and related Information Statement/Prospectus of The Hain Food Group, Inc. and to the incorporation by reference therein of our report dated September 3, 1997, with respect to the consolidated financial statements and schedule of The Hain Food Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP


Melville, New York
June 18, 1998